Exhibit 1.1

AMERICAN HEALTHCARE REIT, INC.

(a Maryland corporation)

13,250,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 10, 2026

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

KeyBanc Capital Markets Inc.

as Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street
New York, New York 10013

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor
Cleveland, Ohio 44114

Ladies and Gentlemen:

American Healthcare REIT, Inc., a Maryland corporation (the “Company”), and American Healthcare REIT Holdings, LP., a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), confirm their agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”), Citigroup Global Markets Inc. (“Citi”) and KeyBanc Capital Markets Inc. (“KeyBanc” and collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), Morgan Stanley, Citibank, N.A. and KeyBanc, as forward purchasers (the “Forward Purchasers”) and Morgan Stanley, Citi and KeyBanc, as forward sellers (the “Forward Sellers”), with respect to (i) the sale by the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,987,500 additional shares of Common Stock. The aforesaid 13,250,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,987,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Initial Securities sold by the Forward Sellers are herein referred to as the “Borrowed Initial Securities.” The Option Securities sold by the Forward Sellers are herein referred to as the “Borrowed Option Securities.” The Borrowed Initial Securities and the Borrowed Option Securities are herein referred to as the “Borrowed Securities.” Any Company Top-Up Initial Securities (as defined below) and any Company Top-Up Option Securities (as defined below) are herein referred to as the “Company Securities.” The Securities are described in the Prospectus (as defined below). The shares of Common Stock issued, sold and/or delivered by the Company to the Forward Purchasers in settlement of all or any portion of the Company’s obligations under a Forward Sale Agreement are herein referred to as the “Confirmation Securities.”

References herein to the “Initial Forward Sale Agreements” are to the separate letter agreements, dated the date hereof, between each of the Company and the Forward Purchasers, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the applicable Initial Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Initial Securities sold by the Forward Sellers to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or the Additional Forward Sale Agreements (as defined below) as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-281488), covering the public offering and sale of certain securities of the Company, including the Securities, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and accompanying base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities and accompanying final base prospectus in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and accompanying prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:00 p.m., New York City time, on August 10, 2026, or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the General Disclosure

Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a)
Representations and Warranties by the Transaction Entities. Each of the Transaction Entities represents and warrants to each Underwriter, each Forward Purchaser and each Forward Seller as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, each Forward Purchaser and each Forward Seller as follows:
(i)
Registration Statement, Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Transaction Entities’ knowledge, contemplated, including pursuant to Section 8A of the 1933 Act. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The preliminary prospectus included in the General Disclosure Package, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)
Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, neither (A) the General Disclosure Package, nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter, Forward Purchaser or Forward Seller through the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization and Short Positions,” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)
Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)
Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, (D) at the date of this Agreement, and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v)
Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)
Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, and the Public Company Accounting Oversight Board.
(vii)
Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries (including the Operating Partnership) at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods specified. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)
No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties (taken as a whole) of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) other than those in the ordinary course of business, (i) there have been no transactions entered into by the Transaction Entities or any of their subsidiaries which are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, and (ii) the Transaction Entities and their subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, and (C) except for regular dividends or distributions in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities on any class of its capital stock or partnership interests, as applicable.
(ix)
Good Standing of the Company. (A) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Forward Sale Agreements; and (B) the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
(x)
Good Standing of the Operating Partnership. (A) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the limited partnership power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and (B) the Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
(xi)
Good Standing of Subsidiaries. Each “significant subsidiary” (within the meaning of Section 1-02 of Regulation S-X) of the Company, other than the Operating Partnership (each, a “Subsidiary”), has been duly incorporated, organized or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has corporate, partnership or company or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General

Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing under the laws of each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid to the extent required under the applicable limited liability company agreement and non-assessable (except (i) in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions and (ii) as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the only Subsidiary of the Company is Trilogy REIT Holdings, LLC.

(xii)
Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act.
(xiii)
OP Units. The Second Amended and Restated Agreement of Limited Partnership of American Healthcare REIT Holdings, LP, dated October 1, 2021, is in full force and effect. The Company will contribute the proceeds from any settlement of the Forward Sale Agreements and any issuance and sale of Company Securities to the Operating Partnership in exchange for a number of units of limited partnership interest in the Operating Partnership (“OP Units”) equal to the number of Company Securities and Confirmation Securities issued, as the case may be. All of the OP Units issued to the Company in consideration of the contribution of the proceeds from the sale of the Company Securities and Confirmation Securities have been duly authorized and, at the Closing Time or any Date of Delivery, as the case may be, will be duly authorized and validly issued, and none of such OP Units will be issued in violation of any preemptive or other similar rights of any securityholder of the Operating Partnership. The terms of the OP Units conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no OP Units are reserved for any purpose, (B) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership, and

(C) there are no material outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(xiv)
Authorization of Agreement and Forward Sale Agreements. This Agreement has been duly authorized, executed and delivered by the applicable Transaction Entities. Each Forward Sale Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.
(xv)
Authorization and Description of Securities. Any Company Securities purchased by the Underwriters from the Company and any Confirmation Securities will have been duly authorized for issuance and sale to, in the case of any Company Securities, the Underwriters, and, in the case of any Confirmation Securities, the Forward Purchasers pursuant to this Agreement or the Forward Sale Agreements, as applicable, and, when issued and delivered by the Company pursuant to this Agreement or the Forward Sale Agreements, as applicable, against payment of the consideration set forth herein or therein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.
(xvi)
Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.
(xvii)
Dividend Restrictions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company, or, except as prohibited by any mortgage or other loan documents, from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(xviii)
Absence of Violations, Defaults and Conflicts. Neither the Transaction Entities nor the Subsidiary are in violation of their charter, bylaws, limited partnership agreement or similar organizational document. Neither the Transaction Entities nor any of their subsidiaries are (A) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Transaction Entities or any of their subsidiaries are a party or by which they or any of them may be bound or to which any of the properties or assets of the Transaction Entities or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (B) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Forward Sale Agreements and the consummation of the transactions contemplated herein and therein, as applicable, and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Company Securities and the Confirmation Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their respective obligations hereunder and under the Forward Sale Agreements, as applicable, have been duly authorized by all necessary corporate or limited partnership action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Transaction Entities or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws, limited partnership agreement or similar organizational document of the Transaction Entities or any of their Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their subsidiaries.

(xix)
Absence of Labor Dispute. No labor dispute with the employees of the Transaction Entities or any of their subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal operators, tenants, suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
(xx)
ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any subsidiary of the Company would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to any Plan, to the knowledge of the Transaction Entities, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “benefit plan investor” within the meaning of the Department of Labor regulation at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) none of the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) has any liability under Title IV of ERISA, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.

(xxi)
Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any such subsidiary are a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect. The Transaction Entities are not aware of any action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Transaction Entities, threatened, against or affecting any of their or any subsidiary’s principal operators or tenants, which might result in a Material Adverse Effect or which might materially and adversely affect their respective assets, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their respective obligations hereunder.
(xxii)
Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and/or filed as required.
(xxiii)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Transaction Entities of their respective obligations hereunder in connection with the offering, issuance or sale of the Company Securities or the Confirmation Securities or the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state or non-U.S. securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(xxiv)
Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Transaction

Entities and their subsidiaries are in compliance in all material respects with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Transaction Entities nor any of their subsidiaries have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Transaction Entities, (i) Trilogy Management Services, LLC (the “Trilogy Manager”) and its subsidiaries possess such Governmental Licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) the Trilogy Manager has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)
Title to Property, No Default Under Leases. The Transaction Entities and their subsidiaries have good and marketable title to, or leasehold interest under a lease in, all real property owned or leased by them (each, a “Property”, and collectively, the “Properties”), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Properties taken as a whole and do not interfere with the use made and proposed to be made of such Properties taken as a whole by the Transaction Entities or any of their subsidiaries. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) each of the leases under which a Transaction Entity or one of its subsidiaries is a tenant relating to a Property are in full force and effect and no default or event of default has occurred under any such lease with respect to such Property, and none of the Transaction Entities or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease, and (B) none of the Transaction Entities or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any of their respective subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Transaction Entities and any of their respective subsidiaries to the continued possession of the leased premises under any such lease. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no tenant under any of the leases (each, a “Lease” and collectively, the “Leases”) or joint venture partner in the joint ventures related to the Properties to which a Transaction Entity or any of its subsidiaries is a party has a right of first refusal or an option to purchase any Property, which, if exercised, would reasonably be expected to have a Material Adverse Effect; (ii) the Transaction Entities have no knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect; (iii) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in a Transaction Entity or any of its subsidiaries; and (iv) none of the Transaction Entities or any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, any lessee under a Lease is in default under any of the Leases, and none of the Transaction Entities or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except in each case, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxvi)
Possession of Intellectual Property. The Transaction Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where such failure to own, possess or acquire such Intellectual Property would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Transaction Entities nor any of their subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(xxvii)
Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Transaction Entities and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Transaction Entities or any of their subsidiaries and (D) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Transaction Entities or any of their subsidiaries relating to Hazardous Materials or any Environmental Laws. To the knowledge of the Transaction Entities, there are no costs or liabilities associated with Environmental Laws likely to be payable by the Transaction Entities or their subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xxviii)
Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the applicable requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.
(xxix)
Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxx)
Payment of Taxes. All U.S. federal income tax returns of the Transaction Entities and their subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or assessments as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect. The Transaction Entities and their subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Transaction Entities and their subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Transaction Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxi)
REIT Status. Commencing with the Company’s taxable year ending on December 31, 2016, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and its form of organization and its current and proposed method of operation, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary of the Company is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” of the Company is properly classified as a disregarded entity, a partnership, a “qualified REIT subsidiary” under Section 856(i)(2) of the Code or a REIT for U.S. federal income tax purposes and is in compliance with all requirements applicable for qualification and taxation as a disregarded entity, partnership, qualified REIT subsidiary or a REIT. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects.
(xxxii)
Insurance. The Transaction Entities and their subsidiaries carry or are entitled to the benefits of insurance covering the Transaction Entities’ and each of their subsidiaries’ respective Properties, operations, personnel and businesses, including business interruption insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Transaction Entities have no reason to believe that they or any of their subsidiaries will not be able (A) to renew, if desired, their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Transaction Entities nor the Subsidiary have been denied any material insurance coverage which they have sought or for which they have applied.
(xxxiii)
Investment Company Act. None of the Transaction Entities are required, or upon the issuance and sale of the Securities as herein contemplated and as contemplated by the Forward Sale Agreements and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxiv)
Absence of Manipulation. None of the Transaction Entities or any affiliate of the Transaction Entities has taken, nor will the Transaction Entities or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxxv)
Foreign Corrupt Practices Act. None of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Transaction Entities and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxvi)
Money Laundering Laws. The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.
(xxxvii)
OFAC. None of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or representative of the Transaction Entities or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities located, organized or resident in a country or territory that is the subject of Sanctions; and the Transaction Entities will not directly or indirectly use the proceeds of the sale of the Securities or the issuance and sale of any Confirmation Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Transaction Entities and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions prohibited by Sanctions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or the target of Sanctions.

(xxxviii)
Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Company Securities or Confirmation Securities to repay any outstanding debt owed to any bank or lending affiliate of any Underwriter.
(xxxix)
No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, partners, operators, tenants, customers, suppliers or other affiliates of the Transaction Entities or any of their subsidiaries, on the other, that is required by the 1933 Act to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.
(xl)
Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Transaction Entities believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Transaction Entities have obtained the written consent to the use of such data from such sources.
(xli)
Listing. The Common Stock is listed on the NYSE, and the Company has not received any notice from the NYSE regarding the delisting of the Common Stock.
(xlii)
Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(xliii)
Cybersecurity. Except as would not, singly or in the aggregate, result in a Material Adverse Effect (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities or their subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective operators, tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their subsidiaries, and, to the knowledge of the Transaction Entities, any such data processed or stored by third parties on behalf of the Transaction Entities and their subsidiaries), equipment or technology (collectively, “IT Systems and Data”), neither the Transaction Entities nor their subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (B) the Transaction Entities and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Transaction Entities and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)
Officer’s Certificates. Any certificate signed by any officer of the Transaction Entities or any of their subsidiaries delivered to the Underwriters, the Forward Purchasers or the Forward Sellers or to counsel for the Underwriters, the Forward Purchasers or the Forward Sellers shall be deemed a representation and warranty by the Transaction Entities to each Underwriter, each Forward Purchaser and each Forward Seller as to the matters covered thereby.
(c)
Representations and Warranties by the Forward Sellers. Each Forward Seller represents and warrants to each Underwriter, the Company and the Operating Partnership as follows:
(i)
This Agreement has been duly authorized, executed and delivered by such Forward Seller.
(ii)
The applicable Initial Forward Sale Agreement between the Company and such Forward Seller’s related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
(iii)
Each Additional Forward Sale Agreement, if any, between the Company and such Forward Seller’s related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
(iv)
The Forward Seller shall, at the First Date of Delivery or Second Date of Delivery (as defined below), as applicable, have the free and unqualified right to transfer any Borrowed Securities, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)
Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company (with respect to any Company Top-Up Initial Securities) and each of the Forward Sellers (with respect to the Borrowed Initial Securities) agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company (with respect to any Company Top-Up Initial Securities) and each of the Forward Sellers (with respect to the Borrowed Initial Securities), at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Underwriters, in their sole discretion, shall make to eliminate any sales or purchases of fractional shares.
(b)
Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company (with respect to any Company Top-Up Option Securities) and each of the Forward Sellers (with respect to the Borrowed Option Securities) hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,987,500 shares of Common Stock from the Company (with respect to any Company Top-Up Option Securities) and each of the Forward Sellers (with respect to the Borrowed Option Securities), at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriters to the Transaction Entities and each of the Forward Sellers setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and Date of Delivery shall be determined by the Underwriters, but shall not be earlier than two full business days (other than in connection with a settlement on the Closing Time) or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Underwriters, in their sole discretion, shall make to eliminate any sales or purchases of fractional shares.

Following the delivery of an exercise notice, (i) the Company agrees that it will use its commercially reasonable efforts to, within one business day after such notice is given, execute and deliver to each Forward Purchaser an additional letter agreement between the Company and such Forward Purchaser (each, an “Additional Forward Sale Agreement” and collectively, the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the applicable Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Securities being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties thereto. Upon the Company’s execution and delivery to the Forward Purchasers of such Additional Forward Sale Agreements, each Forward Seller (or, in the case of any Company Top-Up Option Securities, the Company) hereby agrees to sell to the several Underwriters such number of Option Securities at the price per share set forth in Schedule A. Each Forward Seller’s obligations extend solely to the number of Borrowed Option Securities it has agreed to sell, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule A under the heading “Maximum Number of Borrowed Option Securities to be Sold.”

(ii) If the Additional Forward Sale Agreements are not executed and delivered by the Company pursuant to clause (i) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Option Securities with respect to which the option is being exercised at the price set forth above.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Time or any Date of Delivery, as the case may be, as if made as of the Closing Time or such Date of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the applicable Forward Sale Agreement on or prior to the Closing Time or such Date of Delivery, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Time or such Date of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 4(b) hereof on or prior to the Closing Time or such Date of Delivery or the Closing Time or such Date of Delivery shall not have occurred, (v) any of the conditions set forth in Paragraph 7(a) of the applicable Forward Sale Agreement shall not have been satisfied on or prior to the Closing Time or such Date of Delivery or (vi) any of the representations and warranties of the Company contained in the applicable Forward Sale Agreement are not true and correct as of the Closing Time or such Date of Delivery as if made as of the Closing Time or such Date of Delivery (clauses (i) through (vi), together, the “Conditions”), then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Securities otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Securities equal to the number of Borrowed Securities that it has agreed to sell and deliver in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Time or any Date of Delivery, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(c)
In the event that any Forward Seller elects not to, or is otherwise not required to (and does not), borrow and deliver any Borrowed Securities for sale to the Underwriters pursuant to Section 2 hereof at the Closing Time or the Date of Delivery, as applicable, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 a.m., New York City time, at the Closing Time or such Date of Delivery, as the case may be, and the Company shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of Securities equal to the number of Borrowed Securities otherwise deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. The Securities sold by the Company to the Underwriters pursuant to this Section 2(c): (i) in lieu of any Borrowed Firm Securities are herein referred to collectively as the “Company Top-Up Initial Securities” and (ii) in lieu of any Borrowed Option Securities are herein referred to collectively as the “Company Top-Up Option Securities.” In connection with any such issuance and sale by the Company, the Company and the Underwriters shall have the right to postpone the Closing Time or the Date of Delivery, as applicable, for one business day in order to effect any required changes in any documents or arrangements.

(d)
Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Securities prior to the business day following notice to the Company of the relevant number of Securities so deliverable in accordance with this paragraph.
(e)
Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Securities that any Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller elects not to, or is otherwise not required to (and does not), borrow and deliver for sale such Borrowed Securities to the Underwriters pursuant to Section 2 hereof.
(f)
Payment. Payment of the purchase price for the Initial Securities shall be made against delivery of such Initial Securities for the respective accounts of the Underwriters at the offices of Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, or at such other place as shall be agreed upon by the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities, at 10:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities (such time and date of payment and delivery being herein called the “Closing Time”) by causing The Depository Trust Company (“DTC”) to credit the respective accounts of the Underwriters at DTC.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made for the respective accounts of the Underwriters by causing DTC to credit the respective accounts of the Underwriters at DTC, on each Date of Delivery as specified in the notice from the Underwriters to the Transaction Entities. Such time and date for delivery of the Initial Securities is herein called the “First Date of Delivery,” such time and date for delivery of the Option Securities, if not the First Date of Delivery, is herein called the “Second Date of Delivery: and each such time and date for delivery is herein called a “Date of Delivery.”

Payment shall be made to the Company (with respect to the Company Securities) or to the Forward Sellers (with respect to the Borrowed Securities) by wire transfer of immediately available funds to a bank account designated by the Company (with respect to the Company Securities) or to the Forward Sellers (with respect to the Borrowed Securities) at least 48 hours in advance against delivery to the Underwriters for the respective accounts of the Underwriters of the Initial Securities by causing DTC to credit the respective accounts of the Underwriters at DTC for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter, each Forward Purchaser and each Forward Seller as follows:

(a)
Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters, Forward Purchasers and Forward Sellers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)
Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, Forward Purchasers and Forward Sellers or for the Transaction Entities, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters, Forward Purchasers and Forward Sellers with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters, Forward Purchasers and Forward Sellers or counsel for the Underwriters, Forward Purchasers and Forward Sellers shall reasonably object unless any such filing is required to be made with the Commission in order to comply with the 1934 Act or the 1934 Act Regulations. The Company will furnish to the Underwriters, Forward Purchasers and Forward Sellers such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters, Forward Purchasers and Forward Sellers notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters, Forward Purchasers and Forward Sellers notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters, Forward Purchasers and Forward Sellers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters, Forward Purchasers and Forward Sellers or counsel for the Underwriters, Forward Purchasers and Forward Sellers shall reasonably object unless any such filing is required to be made with the Commission in order to comply with the 1934 Act or the 1934 Act Regulations.

(c)
Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters, the Forward Purchasers and the Forward Sellers and counsel for the Underwriters, Forward Purchasers and Forward Sellers, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)
Delivery of Prospectuses. The Company has delivered to each Underwriter, each Forward Purchaser and each Forward Seller, without charge, as many copies of each preliminary prospectus as such Underwriter, Forward Purchaser or Forward Seller reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.

The Company will furnish to each Underwriter, each Forward Purchaser and each Forward Seller, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter, Forward Purchaser or Forward Seller may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters, Forward Purchasers and Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)
Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)
Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)
Use of Proceeds. The Transaction Entities will use the net proceeds received from the sale of the Company Securities pursuant to this Agreement and the sale of any Confirmation Securities pursuant to the Forward Sale Agreements in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)
Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities and the Confirmation Securities on the NYSE.
(i)
Prospectus Filing. To file the Prospectus pursuant to Rule 424(b) prior to the earlier of (i) the Closing Time and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B.
(j)
Restriction on Sale of Securities. During a period of 30 days after the date of the Prospectus (the “Restricted Period”), the Company will not, will not cause any direct or indirect affiliate controlled by the Company to, and will not publicly disclose an intention to, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or OP Units or any securities convertible into or exercisable or exchangeable for Common Stock or OP Units (collectively, the “Lock-Up Securities”)), or file any registration statement under the 1933 Act with respect to any of the foregoing, except as otherwise permitted in this Agreement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up

Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, OP Units or other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Securities to be issued and sold hereunder or pursuant to any Forward Sale Agreement, (B) the entry into any Forward Sale Agreement, (C) any shares of Common Stock issued pursuant to forward sale agreements outstanding on the date hereof, (D) any shares of Common Stock sold under the Company’s existing “at-the-market” common equity offering program after the earlier of 30 calendar days after the date hereof or the date on which the Underwriters exercise their option to purchase the Option Securities in full (including the entry into any forward sale agreement in connection therewith), (E) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security (including OP Units and restricted stock units) outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (G) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (H) the filing of any prospectus supplement relating to an “at-the-market” common equity offering program that the Company has established or may establish, provided that sales thereunder do not take place on or before the date that is the earlier of 30 calendar days after the date hereof or the date immediately following the date on which the Underwriters exercise their option to purchase the Option Securities in full, (I) the filing of a registration statement or amendment thereto relating to any dividend reinvestment plan, employee benefit plan, qualified stock option plan or other employee compensation plan of the Company and/or the Operating Partnership referred to in the Registration Statement, the General Disclosure Package or the Prospectus, (J) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (K) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units and restricted stock units), in the aggregate not to exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units and restricted stock units)), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall be required to execute a lock-up agreement in substantially the form attached as Exhibit D hereto that will apply for the duration of the Restricted Period.

(k)
Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 of the 1933 Act Regulations.
(l)
Issuer Free Writing Prospectuses. The Transaction Entities agree that, unless they obtain the prior written consent of the Underwriters, the Forward Purchasers and the Forward Sellers, they will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters, the Forward Purchasers and the Forward Sellers will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters, the Forward Purchasers and the Forward Sellers. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters, the Forward Purchasers and the Forward Sellers as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus (unless modified or superseded) or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters, the Forward Purchasers and the Forward Sellers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)
Certification Regarding Beneficial Owners. The Transaction Entities will deliver to the Underwriters, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriters may reasonably request in connection with the verification of the foregoing certification.

SECTION 4. Payment of Expenses.

(a)
Expenses. The Transaction Entities will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters, the Forward Purchasers and the Forward Sellers of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters, the Forward Purchasers and the Forward Sellers to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters or the Forward Sellers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters or the Forward Sellers, (iv) the fees and disbursements of the Transaction Entities’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $5,000 in the aggregate), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Transaction Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Transaction Entities in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Transaction Entities and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Purchasers and the Forward Sellers (not to exceed $5,000 in the aggregate) in connection with, the review by FINRA of the terms of the sale of the Securities, if any, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters, the Forward Purchasers or the Forward Sellers caused by a breach of the representation contained in the second sentence of Section 1(a)(ii).

(b)
Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Transaction Entities shall reimburse the Underwriters, the Forward Purchasers and the Forward Sellers (or, in the case of a termination pursuant to Section 10, the non-defaulting Underwriters) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers.

SECTION 5. Conditions of Underwriters’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the several Underwriters, the Forward Purchasers and the Forward Sellers hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained herein or in certificates of any officer of the Transaction Entities or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)
Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Transaction Entities’ knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Prospectus shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of the 1933 Act Regulations.

(b)
Opinion and Negative Assurance Letter of Counsel for Transaction Entities. At the Closing Time, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received the opinion and negative assurance letter, each dated the Closing Time, of Sidley Austin LLP, counsel for the Transaction Entities, in the form set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters, the Forward Purchasers and the Forward Sellers may reasonably request. Such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland and may rely, to the extent such counsel deems proper, as to factual matters upon certifications of officers and other representatives of the Transaction Entities and their subsidiaries and certifications of public officials.
(c)
Opinion of Maryland Counsel for Company. At the Closing Time, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received the opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Company, in the form set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters, the Forward Purchasers and the Forward Sellers may reasonably request.
(d)
Opinion of Tax Counsel for Transaction Entities. At the Closing Time, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received the opinion, dated the Closing Time, of Sidley Austin LLP, tax counsel for the Transaction Entities, in the form set forth in Exhibit C hereto.
(e)
Opinion and Negative Assurance Letter of Counsel for Underwriters, Forward Purchasers and Forward Sellers. At the Closing Time, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received the opinion, dated the Closing Time, of Paul Hastings LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Underwriters.
(f)
Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters, the Forward Purchasers and the Forward Sellers shall have received a certificate of two of the chief executive officer of the Company, the chief financial officer of the Company, the chief operating officer of the Company or the general counsel of the Company, on behalf of the Company and the Operating Partnership, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the

Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)
Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(h)
Bring-down Comfort Letter. At the Closing Time, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received from Deloitte & Touche LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(i)
Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(j)
Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.
(k)
No Rating. Neither the Transaction Entities nor their subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).
(l)
Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates furnished by the Transaction Entities and any of their subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters, the Forward Purchasers and the Forward Sellers shall have received:
(i)
Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial officer of the Company, on behalf of the Company and the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.
(ii)
Opinion and Negative Assurance Letter of Counsel for Transaction Entities. If requested by the Underwriters, the Forward Purchasers and the Forward Sellers, the opinion of Sidley Austin LLP, counsel for the Transaction Entities, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)
Opinion of Maryland Counsel for Company. If requested by the Underwriters, the Forward Purchasers and the Forward Sellers, the opinion of Venable LLP, Maryland counsel for the Transaction Entities, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv)
Opinion of Tax Counsel for Transaction Entities. If requested by the Underwriters, the Forward Purchasers and the Forward Sellers, the opinion of Sidley Austin LLP, tax counsel for the Transaction Entities, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
(v)
Opinion and Negative Assurance Letter of Counsel for Underwriters. If requested by the Underwriters, the Forward Purchasers and the Forward Sellers, the opinion of Paul Hastings LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.
(vi)
Bring-down Comfort Letter. If requested by the Underwriters, the Forward Purchasers and the Forward Sellers, a letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(m)
Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters, the Forward Purchasers and the Forward Sellers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters, the Forward Purchasers and the Forward Sellers and counsel for the Underwriters, the Forward Purchasers and the Forward Sellers.
(n)
Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Transaction Entities at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)
Indemnification of Underwriters. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, each Forward Purchaser, each Forward Seller, their respective employees, affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”), selling agents, and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Transaction Entities in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Transaction Entities (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Transaction Entities;
(iii)
against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)
Indemnification of Transaction Entities, Directors and Officers. Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Transaction Entities, their directors or general partner, as applicable, each officer of the Company who signed the Registration Statement, and each person, if any, who controls a Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the applicable Underwriter’s Underwriter Information.

(c)
Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Transaction Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)
Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses,

liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers on the other hand, from the offering of the Securities pursuant to this Agreement and the Forward Sale Agreements, as applicable, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, Forward Purchasers and Forward Sellers, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement and the Forward Sale Agreements, as applicable, shall be deemed to be in the same respective proportions as (x) the total net proceeds from the offering of the Securities (before deducting expenses) received by the Transaction Entities (including the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the applicable Forward Sale Agreement) of each Forward Sale Agreement), bear to (y) the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, and (z) in the case of the Forward Sellers and the Forward Purchasers, the Spread (as defined in the applicable Forward Sale Agreement) retained by each Forward Purchaser under its respective Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by such Forward Purchaser, as set forth in its respective Forward Sale Agreement.

The relative fault of the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers or Forward Sellers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters, Forward Purchasers and Forward Sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public and (ii) neither a Forward Purchaser nor its related Forward Seller shall be required to contribute an amount in excess of the aggregate Spread retained by such Forward Purchaser under its Forward Sale Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, each Forward Purchaser’s or each Forward Seller’s employees, Affiliates and selling agents shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller, and each director or general partner of the Transaction Entities, each officer of the Company who signed the Registration Statement, and each person, if any, who controls a Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’, Forward Purchasers’ and Forward Sellers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transaction Entities or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller, or its respective Affiliates or selling agents, any person controlling any Underwriter, Forward Purchaser or Forward Seller, its respective officers or directors or any person controlling a Transaction Entity and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a)
Termination. The Underwriters may terminate this Agreement, by notice to the Transaction Entities, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriters, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)
Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a)
if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b)
if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriters or the Transaction Entities.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Underwriters or (ii) the Transaction Entities shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters or Forward Sellers shall be directed to:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk
With a copy to the Legal Department
Email: [***]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Attention: General Counsel

Facsimile Number: [***]

KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Attention: Equity Syndicate

Phone: [***]

Notices to the Forward Purchasers shall be directed to:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk
With a copy to the Legal Department
Email: [***]

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: [***]

KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Attention: Equity Syndicate

Phone: [***]

Copy to:

Paul Hastings LLP
200 Clarendon Street
Boston, MA 02116
Attention: Scott C. Chase
email: [***]

Notices to the Transaction Entities shall be directed to:

American Healthcare REIT, Inc.
18191 Von Karman Avenue
Suite 300
Irvine, California 92612
Attention: General Counsel

SECTION 12. No Advisory or Fiduciary Relationship. The Transaction Entities acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement and the Forward Sale Agreements, as applicable, including the determination of the public offering price of the Securities and any related discounts, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the several Underwriters, Forward Purchasers and Forward Sellers, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, Forward Purchasers or Forward Sellers, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter, each Forward Purchaser and each Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of the Transaction Entities, any of their subsidiaries or their respective stockholders, partners, creditors, employees or any other party, (c) no Underwriter, Forward Purchaser or Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the Transaction Entities or any of their subsidiaries on other matters) and no Underwriter, Forward Purchaser or Forward Seller has any obligation to the Transaction Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement and the Forward Sale Agreements, as applicable, (d) the Underwriters, Forward Purchasers and Forward Sellers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities, (e) the Underwriters, Forward Purchasers and Forward Sellers have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Transaction Entities have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate and (f) none of the activities of the Underwriters, Forward Purchasers and Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters, Forward Purchasers and Forward Sellers with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Forward Purchasers and the Forward Sellers and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities and their respective successors and the controlling persons and officers, directors and general partner referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities and their respective successors, and said controlling persons and officers, directors and general partner and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter or Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Transaction Entities (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders, partners and affiliates) and each Underwriter, each Forward Purchaser and each Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities in accordance with its terms.

Very truly yours,

AMERICAN HEALTHCARE REIT, INC.

By:	/s/ Brian S. Peay
Name: Brian S. Peay
Title: Chief Financial Officer

AMERICAN HEALTHCARE REIT HOLDINGS, LP

By:	/s/ Brian S. Peay
Name: Brian S. Peay
Title: Chief Financial Officer

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC,
as Underwriter and Forward Seller

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

MORGAN STANLEY & CO. LLC,
as Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC., as Underwriter and Forward Seller

By:	/s/ Robert Murphy
Name: Robert Murphy – Director
Title: Authorized Signatory

CITIBANK, N.A., as Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature page to Underwriting Agreement]

KEYBANC CAPITAL MARKETS INC., as Underwriter and Forward Seller

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Authorized Signatory

KEYBANC CAPITAL MARKETS INC., as Forward Purchaser

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Authorized Signatory

[Signature page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $53.75. The purchase price per share for the Securities to be paid by the several Underwriters shall be $53.4176, being an amount equal to the public offering price set forth above less $0.3324 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities, but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities to be Sold
Morgan Stanley & Co. LLC	6,625,000
Citigroup Global Markets Inc.	3,312,500
KeyBanc Capital Markets Inc.	3,312,500
Total	13,250,000

Name of Forward Seller	Number of Borrowed Initial Securities to be Sold	Maximum Number of Borrowed Option Securities to be Sold
Morgan Stanley & Co. LLC	6,625,000	993,750
Citigroup Global Markets Inc.	3,312,500	496,875
KeyBanc Capital Markets Inc.	3,312,500	496,875
Total	13,250,000	1,987,500

Sch A-1

SCHEDULE B-1

Pricing Terms

1.
Number of Initial Securities: 13,250,000 shares of Common Stock
2.
Number of Optional Securities: up to an additional 1,987,500 shares of Common Stock.
3.
The initial public offering price per share for the Securities shall be $53.75.

Sch B-1

Free Writing Prospectuses

None.

Sch B-2

SCHEDULE C

List of Persons Subject to Lock-up

1.
Brian J. Flornes
2.
Dianne Hurley
3.
Wilbur H. Smith III
4.
Jeffrey T. Hanson
5.
Danny Prosky
6.
Mathieu B. Streiff
7.
Marvin R. O’Quinn
8.
Valerie Richardson
9.
Scott A. Estes
10.
Brian S. Peay
11.
Gabriel M. Willhite
12.
Mark E. Foster
13.
Stefan K.L. Oh

Sch C-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-1

Exhibit C

FORM OF OPINION OF COMPANY’S TAX COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)

C-1

Exhibit D

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO SECTION 5(I)

LOCK-UP AGREEMENT

[•], 2026

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc

KeyBanc Capital Markets Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street
New York, New York 10013

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor
Cleveland, Ohio 44114

Re: Proposed Public Offering by American Healthcare REIT, Inc.

The undersigned, a stockholder and an officer and/or director of American Healthcare REIT, Inc., a Maryland corporation (the “Company”), understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc. (together, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and American Healthcare REIT Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit that the Public Offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 30 days after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”), the undersigned will not, will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, any shares of Common Stock or units of limited partnership interest in the Operating Partnership (“OP

Units”) or any securities convertible into or exercisable or exchangeable for Common Stock or OP Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, except as otherwise permitted in the Underwriting Agreement, or (ii) enter into any hedging, swap, loan or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of Common Stock, OP Units or other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction during the Lock-Up Period designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock or OP Units, or any securities convertible into or exercisable or exchangeable for Common Stock or OP Units, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriters, provided that (i) with respect to transfers pursuant to clauses (1), (2) and (3) below, (a) the Underwriters receive a signed lock-up agreement in the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be (unless such donee, trustee or transferee has already signed such a lock-up agreement), (b) any such transfer does not involve a disposition for value, (c) except for with respect to transfers pursuant to clause (1), such transfers are not required to be reported with the Commission in accordance with Section 16 of the Exchange Act and (d) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, (ii) with respect to clause (4) below, any Lock-up Securities received upon such exercise or settlement shall remain subject to this lock-up agreement, (iii) with respect to clauses (1), (4) and (6) below, any required filing reporting any such transfer with the Commission pursuant to Section 16 of the Exchange Act shall briefly note the applicable circumstances that cause such exception to apply and explain that such filing relates solely to transfers within such exception and (iv) with respect to transfers pursuant to clause (8) below, (a) such transfers are not required to be reported with the Commission in accordance with Section 16 of the Exchange Act and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1)
as a bona fide gift or gifts;
(2)
by will or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian;
(3)
to any immediate family member of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or if the undersigned is a trust, to any beneficiary of the undersigned (including such beneficiary’s estate);

(4)
to exercise or settle equity awards granted under any equity plan of the Company that are described in the Prospectus, including through any “cashless” exercise thereof, including a disposition to the Company or otherwise for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise or settlement;
(5)
pursuant to an order of a court or regulatory agency or to comply with any regulations relating to the undersigned’s ownership of Lock-Up Securities;
(6)
pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar business combination transaction or series of related transactions approved or recommended by the Company’s board of directors involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with such transaction or series of related transactions, or vote any Lock-Up Securities in favor of such transaction or series of related transactions), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the provisions of this lock-up agreement;
(7)
(a) sales pursuant to a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act existing on the date hereof, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock Up Period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1(c) trading plan; or (b) the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period; or
(8)
transactions concerning an index or basket of securities in which shares of Common Stock comprise less than two percent of the total value of such index or basket; provided that any such transaction may not involve the undersigned’s Common Stock owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission as of the closing of the public offering.

For purposes of clause (6) above, “Change of Control” shall mean any bona fide third party tender offer, merger, consolidation, or other similar business combination transaction or series of related transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and

13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company.

Notwithstanding the foregoing, the undersigned may enter into or modify a sales plan in accordance with Rule 10b5-1 promulgated under the Exchange Act if permitted by the Company, provided that (i) no sales may be made pursuant to such plan until after the Lock-Up Period and (ii) to the extent a public announcement or disclosure, or filing under the Exchange Act, regarding the establishment of such plan is required or voluntarily made by or on behalf of the undersigned or the Company, such announcement, disclosure or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Operating Partnership and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have neither provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to enter into this lock-up agreement and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward the consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the date the Company advises the Underwriters in writing, that it has determined not to proceed with the Public Offering, (ii) the date the Underwriting Agreement is terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder or (iii) August

31, 2026, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to such date extend such date for a period of up to an additional three months).

Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this lock-up agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this lock-up agreement will constitute due and sufficient delivery of such counterpart.

[Signature Page Follows]

Very truly yours,

Signature:
Print Name: